Exhibit 99

RESIGNATION

To the Members of the Board of Directors of NeoHydro Technologies Corp.:

I, Claudio Lai do hereby agree and acknowledge that effective upon the appointment of David Gasprine as director of NeoHydro Technologies Corp. (the “Company”), I hereby resign in all capacities as Director of the Company, and agree that any and all powers associated with my former position as Director of the Company are hereby terminated effective as of the date hereof.

Dated: February 13, 2013

/s/ Claudio Lai

Claudio Lai